For Ministry Use Only                               Ontario Corporation Number
A l'usage exclusif du ministere                  Numero de la societe en Ontario

                                                               652355
                                                 -------------------------------

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   Form 3
  Business
Corporations
    Act


  Formule 3
 Loi sur les
societes par
   actions



                                               ARTICLES OF AMENDMENT
                                              STATUS DE MODIFICATION


1. The name of the Corporation is:         Denomination sociale de la societe:

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --- -- -- --
A  .  R  .  T  .     I  N  T  E  R  N  A  T  I  O  N  A  L     I  N   C  .
-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --- -- -- --

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --- -- -- --

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --- -- -- --


2. The name of the corporation is          Nouvelle denomination sociale
   changed to (if applicable):             de la societe (s'il y a lieu):



-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --- -- -- --
A      R   T        I   N    T   E    R   N   A    T   I    O   N   A    L
-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --- -- -- --
C  O  R  P  O  R  A  T  I  O  N
-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --- -- -- --

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --- -- -- --

3. Date of incorporation/amalgamation:     Date de la constitution ou de la
                                           fusion:


                                1986, January, 24
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                               (annee, mois, jour)

4. Complete only if there is a change in the number of directors or the minimum/maximum number of directors. II faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a chang

   Number (or minimum and maximum number) of   number  or  minimum  and  maximum
   directors is/are:                           nombre  ou  minimal   et  maximal
   Nombre (ou nombres minimal et maximal)
   d'administrateurs:                          ______      _______       _______



5. The articles of the corporation are     Les status de la societe sort
   amended as follows:                     modifies de la facon suivante.


(a) Changing the name of the Corporation to ART International Corporation or such other name as may be satisfactory to the Director appointed under the Business Corporations Act (Ontario).

The   amendment  has  been  duly                La  modification  a  ete  dument
authorized    as   required   by                autorise     conformement    aux
Sections    168   &   170    (as                articles  168 et 170  (selon  le
applicable)   of  the   Business                cas) de la Loi sur les  societes
Corporations Act.                               par actions.











The resolution  authorizing  the                Les    actionnnaires    ou   les
amendment  was  approved  by the                administrateurs  (selon  le cas)
shareholders/directors       (as                de la societe  ont  approuve  la
applicable)  of the  corporation                resolution     autorisant     la
on                                              modification le


                                  2003, May, 07
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                               (annee, mois, jour)


These  articles  are  signed  in                Les presents  status sont signes
duplicate                                       en double exemplaire.






                                                  A.R.T. INTERNATIONAL INC.
                                             -----------------------------------
                                                    (Name of Corporation)
                                            (Denomination sociale de la societe)


                                     By:/Par:
                                             -----------------------------------
                                             (signature) Michel van Herreweghe
                                             (signature)

                                                      Secretary/Treasurer
                                             -----------------------------------
                                                    (Description of Office)
                                                           (Fonction)

(b)  consolidating the issued and outstanding  Common Shares on the basis of one
     (1) new Common Share for each 100 old Common Shares so that the 25,516,780 issued and outstanding Common Shares will be consolidated into 255,168 Common Shares ("New Common"). No fractional of shares of the Corporation will be issued in connection with the consolidation and in the event that a Shareholder would otherwise be entitled to receive a fraction of share upon such consolidation, the number of shares to be received by such shareholder shall be rounded up to the nearest whole number of shares.

(c)  attaching the following conversion rights to the Class C Common Shares:

     Any Holder of Class C Common Shares shall be entitled at his option at any time (subject as hereinafter provided) to have all or any of the Class C Common Shares held by him converted into Common Shares as the same shall be constituted at the time of conversion upon the basis of one hundred (100) "New Common" Shares for each Class C Common Share in respect of which the Conversion Right is exercised ("New Common" Shares); provided that on conversion of any Class C Common Shares, the Holders thereof will not be entitled to any adjustment of dividends on such Class C Common Shares or on the "New Common" Shares issuable on conversion. The Conversion Right provided for herein may be exercised by Notice in Writing given to the registered office of the Corporation or to any Transfer Agent or Registrar for the Common Shares accompanied by the Certificate or Certificates representing the Class C Common Shares in respect of which the Holder thereof desires to exercise such right of Conversion and such Notice shall be executed by the person registered on the books of the Corporation as the Holder of the Class C Common 1(b)

     Shares in respect of which such Right is being exercised or by his duly authorized attorney and specify the number of such shares which the Holder desires to have converted. The Holder shall also pay any governmental, transfer or other tax imposed in respect of such transaction. Upon receipt of such Notice the Corporation shall issue Certificates representing the Common Shares upon the basis above prescribed and in accordance with the provisions hereof to the registered holder of the Class C Common Shares represented by the Certificate accompanying such Notice. If less than all of the Class C Common Shares represented by any Certificate are to be converted, the Holder shall be entitled to receive a new Certificate for the Class C Common Shares representing the Shares comprised in the original Certificate which are not to be converted. All "New Common" Shares resulting from any conversion provided for herein shall be fully paid and non-assessable.

(d) Any officer or Director of the Corporation is hereby authorized and directed on behalf of the Corporation to execute and deliver to the Director under the Business Corporations Act, Articles of Amendment in duplicate and such Officer or Director is authorized to execute and deliver all such other documents, do such other acts and things as may be necessary or desirable to give to effect to the foregoing; provided, however, that the Directors of the Corporation are hereby authorized to revoke the foregoing Special Resolutions in whole or in part without further approval of the Shareholders of the Corporation at any time prior to the endorsement by the Director under the Business Corporations Act of the Certificate of Amendment of Articles.


                                       ***